Exhibit 10.1(ah)

AMENDMENT NO. 1 TO THE COMPACT CONTROLS, INC. 40l(k) PLAN
AND
AMENDMENT NO. 3 TO THE SAUER-DANFOSS EMPLOYEES’ SAVINGS PLAN

AGREEMENT TO MERGE THE
COMPACT CONTROLS, INC. 40l(k) PROFIT SHARING PLAN

WITH AND INTO THE
SAUER-DANFOSS EMPLOYEES’ SAVINGS PLAN

This Merger Agreement (hereinafter referred to as the “Agreement”) is made and entered into by and among Compact Controls, Inc., Compact Controls, Inc. 401(k) Profit Sharing Plan (“Compact Controls Plan”), Sauer Danfoss (US) Company and Sauer-Danfoss Employees’ Savings Plan (the “Sauer-Danfoss Plan”) (hereinafter collectively referred to as the “Parties”).

W I T N E S S E T H:

WHEREAS, Compact Controls, Inc. sponsors the Compact Controls Plan for the benefit of its eligible employees and their beneficiaries, with the intent that the Compact Controls Plan be qualified and its related trust tax-exempt under Sections 40l(a) and 501(a) of the Internal Revenue Code of 1986 (the “Code”), respectively;

WHEREAS, Sauer Danfoss (US) Company sponsors the Sauer-Danfoss Plan for the benefit of its eligible employees and their beneficiaries, with the intent that the Sauer-Danfoss Plan be qualified and its related trust tax-exempt under Sections 401(a) and 501(a) of the Code, respectively;

WHEREAS, to facilitate the coordination of benefits between Sauer Danfoss (US) Company and its wholly-owned subsidiaries, the Parties now desire to merge the Compact Controls Plan with and into the Sauer-Danfoss Plan, as long as such merger satisfies the requirements of Section 414(1) of the Code; and

WHEREAS, the Parties desire to formalize the terms of such merger in a written document.

NOW, THEREFORE, BE IT RESOLVED that:

1.             The Compact Controls Plan is hereby merged with and into the Sauer-Danfoss Plan effective December 31, 2001 (hereinafter referred to as the “Merger Effective Date”).

2.             The assets of the Compact Controls Plan (the “Merger Assets”) will be merged with and into the Sauer-Danfoss Plan effective on the Merger Effective Date, with the actual transfer of funds from the Compact Controls Plan to the Sauer-Danfoss Plan to be accomplished on such date or as soon as is administratively feasible thereafter.

3.             Concurrent with this merger of assets, the Sauer-Danfoss Plan assumes all obligations and liabilities for benefits to the participants hereunder with respect to such Merger Assets, and discharges the Compact Controls Plan and its fiduciaries from such obligations and liabilities, except to the extent that such remaining liability is attributable to actions, or omissions to act, by the plan administrator of the Compact Controls Plan, or the trustee of the Compact Controls Plan, or their authorized representatives, prior to the actual merger of the assets,

4.             Concurrent with this merger of assets, a participant in the Compact Controls Plan shall have account balances from the Compact Controls Plan credited to corresponding accounts under the Sauer-Danfoss Plan.

5.             Merger Assets shall be increased by earnings or gains and reduced by expenses or losses on such funds in the Compact Controls Plan between the Merger Effective Date and the actual date of transfer of the Merger Assets to the trust of the Sauer-Danfoss Plan. Thereafter, the Merger Assets shall be credited with investment gains and losses in the same manner as are the comparable accounts in the Sauer-Danfoss Plan and shall be invested under the same participant investment direction provisions of the Sauer-Danfoss Plan.

6.             Any contribution attributable to the Compact Controls Plan (prior to its merger with and into the Sauer-Danfoss Plan) that remains a receivable as of the Merger Effective Date will be contributed to the Sauer-Danfoss Plan and will be allocated to the appropriate account in the Sauer-Danfoss Plan of each eligible former Compact Controls Plan participant under the terms of the Compact Controls Plan as of the allocation date for such contribution (December 31, 2001).

7.             Benefits and optional forms of benefits protected under Code Section 411(d)(6) under the Compact Controls Plan shall not be eliminated as a result of this merger. Under no circumstances shall the provisions of this Agreement be deemed to reduce or eliminate any benefit that is protected under Code Section 41l(d)(6) or the corresponding provision of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), except as permitted by Regulations issued by the Secretary of the Treasury or other guidance issued by the Secretary or the Internal Revenue Service (“IRS”). To the extent that any provision of the Code or ERISA provides protections for participants’ benefits accrued under the Compact Controls Plan, and the Sauer-Danfoss Plan does not provide similar protections and such reductions are not permitted under applicable Treasury Regulation or other guidance issued by the IRS or the Secretary of the Treasury, the provisions of the Sauer-Danfoss Plan are hereby amended to incorporate by reference those protections of the participants’ Merger Assets merged into the Sauer-Danfoss Plan from the Compact Controls Plan. Furthermore, all beneficiary designations filed under the Compact Controls Plan shall continue to be effective under the Sauer-Danfoss Plan, outstanding participant loans thereunder shall remain in force under the Sauer-Danfoss Plan, and outstanding qualified domestic relations orders thereunder shall remain in force under the Sauer-Danfoss Plan.

8.             This Agreement shall serve as Amendment No. 1 to the Compact Controls Plan and Amendment No. 3 to the Sauer-Danfoss Plan.

9.             This Merger Agreement shall represent a termination of the trustee of the Compact Controls Plan and the appointment of the trustee of the Sauer-Danfoss Plan as the successor trustee of the Compact Controls Plan for purposes of the Merger Assets.

10.           Sauer-Danfoss (US) Company shall provide a copy of this Agreement to the trustees of the Compact Controls Plan and the Sauer-Danfoss Plan, to confirm to such individuals that the merger of assets has been authorized, and to direct that the Merger Assets in the possession of the trustee of the Compact Controls Plan be transferred to the trustee of the Sauer-Danfoss Plan as soon as administratively feasible following the Merger Effective Date.

11.           The Parties hereby agree to execute such other instruments, and to perform such other acts, as may be necessary and proper to effectuate the intent of this Agreement.

This Merger Agreement is hereby adopted this 23 day of December, 2001, to be effective as of the Merger Effective Date.

FOR COMPACT CONTROLS, INC. AND AS SPONSORS OF THE COMPACT CONTROLS, INC. 40l(k) PROFIT SHARING PLAN:

COMPACT CONTROLS, INC.

By:

Title:

FOR SAUER DANFOSS (US) COMPANY, AND AS SPONSOR OF THE SAUER-DANFOSS EMPLOYEES’ SAVINGS PLAN

SAUER DANFOSS (US) COMPANY

By:	/s/ Kenneth P. McCuskey

Title:	Vice President Finance